EXHIBIT 23.2

March 11, 2002

Virginia Electric and Power Company
One James River Plaza
701 East Cary Street
Richmond, Virginia 23219

Re:	Form 10-K

Gentlemen:

We consent to the incorporation by reference into the registration statement of Virginia Electric and Power Company on Form
S-3 File No. 333-38510 of the statements, included in this Annual Report on Form 10-K made in regard to our Firm that are governed by the laws of West Virginia and that relate to title to properties and limitations upon the issuance of bonds and preferred stock.

Ve	ry truly yours,

/s/	JACKSON & KELLY PLLC

JA	CKSON & KELLY PLLC